EXHIBIT 21

                                                          Jurisdiction or
Name                                                      State of Incorporation
----                                                      ----------------------

Citizens & Northern Bank                                  Pennsylvania

Bucktail Life Insurance Company                           Arizona

Citizens & Northern Investment Company                    Delaware

                                                                              10

                                                                              11